FOR IMMEDIATE RELEASE

December 11, 2008

Contact: Susan Jordan

   732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

REPORTS YEAR END EARNINGS

FREEHOLD, NJ, December 11, 2008........Monmouth Real Estate Investment Corporation (the Company) (NASDAQ/MNRTA) reported net income applicable to common shareholders of $8,502,000 or $0.35 per common share for the year ended September 30, 2008, as compared to $8,948,000 or $0.43 per common share for the year ended September 30, 2007. FFO per share excluding the non-cash impairment charges of $0.13 was $0.60 for 2008 verses FFO per share of $0.55 for 2007.

A summary of significant financial information for the years ended September 30, 2008 and 2007 is as follows:

	2008	2007
Rental and Reimbursement Revenue	$39,481,000	$28,297,000
Total Expenses	$20,680,000	$15,264,000
Interest and Dividend Income	$1,871,000	$1,467,000
Gain (Loss) on Securities Transactions, net	$(3,660,000)	$157,000
Income from Discontinued Operations	$7,290,000	$5,105,000
Net Income Applicable to Common Shareholders	$8,502,000	$8,948,000
Net Income Applicable to Common Shareholders Per Share	$.35	$.41
FFO (1)	$11,397,000	$11,607,000
FFO Per Common Share (1)	$.47	$.55
Weighted Avg. Common Shares Outstanding	24,131,000	21,051,000

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A summary of significant balance sheet information as of September 30, 2008 and 2007 is as follows:

	September 30, 2008	September 30, 2007
Total Real Estate Investments	$349,353,000	$321,409,000
Securities Available for Sale	$21,006,000	$13,437,000
Total Assets	$389,078,000	$366,908,000
Mortgage Notes Payable	$191,948,000	$174,352,000
Subordinated Convertible Debentures	$14,990,000	$14,990,000
Loans Payable	$14,550,947	$2,500,000
Total Shareholders’ Equity	$159,911,000	$167,214,000

Eugene W. Landy, President, commented on the results of fiscal year 2008, “Management is pleased with the results.  The Company continued to make progress in fiscal 2008 as follows:

•

We sold two industrial properties and recorded gains on sale of $6.8 million.  These gains indicate that our portfolio of properties has experienced substantial increases in value over the past several years.  In accordance with NAREIT’s definition of FFO, none of this gain has been included in our reported FFO results.

•

We continued our program of acquiring net-leased industrial properties leased to investment-grade tenants by acquiring two new properties in fiscal 2008.

•

We were successful in renewing expiring leases.  Our property portfolio is currently 98% occupied. We are currently negotiating a lease on our only vacant property.”

“We recorded non-cash charges of $3.1 million for investments in REIT securities that have declined in value and were considered other-than-temporarily impaired and $742,000 in losses were recorded on closed derivative positions in U.S. treasuries intended to hedge against rising interest rates.  The Company discontinued its hedging program in May.  These losses should be taken in context with our overall results.   The Company may record additional non-cash impairment charges in fiscal 2009 if the market for REIT securities remains at current levels. We believe this downturn to be the result of indiscriminate selling and not the result of normal pricing considerations. The dividends received from our securities investments continue to meet our expectations. It is our intent to hold these securities long-term. As the credit markets begin to function again, more efficient pricing should return to the securities markets. It is important to note that our REIT securities portfolio represents 5% of our total assets. Because accounting rules require these securities investments to be marked to market, their impact on our reported results may be disproportionately greater than that of our core property portfolio.”

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“Net cash provided by operating activities was $17,439,000 for 2008 versus $13,224,000 in 2007.  FFO per share excluding the non-cash impairment charges of $0.13 was $0.60 for 2008 verses FFO per share of $0.55 for 2007.  This ‘recurring FFO per share’ demonstrates that the Company’s property operations continue to grow.  The Company has sufficient liquidity in that at September 30, 2008 it had $18 million in unencumbered REIT securities and $3 million available on its line of credit.”

“We anticipate that fiscal 2009 will be an excellent year for our REIT.  Recurring FFO is at satisfactory levels and should remain so.  Our cash generated from operations continues to meet our expectations.  Shareholders are encouraged to read the annual report in full.  Management’s assessment of results is that, overall, the 2008 results were very satisfactory.”

Monmouth Real Estate Investment Corporation is a publicly owned real estate investment trust specializing in net-leased industrial property.  The Company’s equity portfolio consists of fifty-seven industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Notes:

(1)  Non-GAAP Information:  FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income applicable to common shareholders, excluding gains or losses from sales of depreciable assets, plus real estate-related depreciation and amortization.   FFO per common share is defined as FFO divided by weighted average common shares outstanding.  FFO and FFO per common share should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs).  FFO and FFO per common share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis.  The items excluded from FFO and FFO per common share are significant components in understanding the Company’s financial performance.

FFO and FFO per common share (A) do not represent cash flow from operations as defined by generally accepted accounting principles; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (C) are not alternatives to cash flow as a measure of liquidity.  FFO and FFO per common share, as calculated by the Company, may not be comparable to similarly entitled measures reported by other REITs.

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The Company’s FFO and FFO per common share for the years ended September 30, 2008 and 2007 are calculated as follows:

	2008	2007

Net Income	$11,023,000	$10,818,000
Accumulated Preferred Dividend	(2,521,000)	(1,870,000)
Gain on Sale of Investment Property	(6,791,000)	(4,635,000)
Depreciation Expense	7,940,000	6,479,000
Depreciation Expense Related to Discontinued Operations	87,000	79,000
Amortization of In-Place Lease Intangible Assets	1,659,000	736,000
FFO	$11,397,000	$11,607,000

Weighted Ave. Common Shares Outstanding	24,131,000	21,051,000
FFO Per Common Share	$.47	$.55

The following are the cash flows provided (used) by operating, investing and financing activities for the years ended September 30, 2008 and 2007:

	2008	2007

Operating Activities	17,439,000	13,224,000
Investing Activities	(39,831,000)	(25,527,000)
Financing Activities	16,345,000	21,668,000

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The following are the earnings per common share for the years ended September 30, 2008 and 2007:

	2008	2007

PER SHARE INFORMATION:
BASIC EARNINGS - PER SHARE
Income from Continuing Operations	$.15	$.27
Less: Preferred Dividend	(.10)	(.10)
Income from Discontinued Operations	.30	.24
Net Income Applicable to Common Shareholders – Basic	$.35	$.41

DILUTED EARNINGS – PER SHARE
Income from Continuing Operations	$.15	$.27
Less: Preferred Dividends	(.10)	(.10)
Income from Discontinued Operations	.30	.24
Net Income Applicable to Common Shareholders - Diluted	$.35	$.41

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